SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 July 20, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                          Interruption Television, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                 033-22264-FW               33-0840184
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


                         11 Ann Siang Road, Singapore  069691
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                                 011-65-327-1090
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


                           Time Financial Services, Inc.
          1040 East Katella Street, Suite B-1, Orange, California 92806
          -------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On July 20, 2000, Interruption Television, Inc. (formerly "Time Financial Services, Inc.") (the "Company") completed the acquisition of 100% of the outstanding common stock of ITV, Inc., a Nevada corporation ("ITV"), in exchange for 17,012,666 shares of the Company's Common Stock (approximately 85% of the shares now outstanding).

     The stock issuances were made pursuant to a Share Exchange Agreement ("Agreement") between the Company and ITV. The terms of the Agreement were the result of negotiations between the managements of the Company and ITV. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinion or evaluation.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the schedules thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with ITV, the issuance of the 17,012,666 shares of the Company's Common Stock to the ITV shareholders, and the issuance of 2,504,000 shares to several persons as consultants' fees, following are those persons known by the Company to own 5% or more of the Company's Voting
Stock:

                                                         Percent of
                                    Number of            Outstanding
        Name and Address           Voting Shares         Voting Shares
        ----------------           -------------         -------------

     Danny L. McGill                 9,284,789               46.3%
     11 Ann Siang Road
     Singapore  069691

     Kamal Sidhu                     1,181,873                5.9%
     11 Ann Siang Road
     Singapore  069691

     Kevin F. McGrath                1,416,441                7.1%
     11 Ann Siang Road
     Singapore  069691

     SIS Netrepreneur                2,551,906               12.7%
     4 Leng Kee Road
     #02-08 SiS Building
     Singapore  159088

     John Michael Berman             1,560,788                7.8%
     14 Caroline Terrace
     London SW1 8JS
     UK

     All directors and officers     11,207,712               55.9%
     as a group (3 persons)

     Effective on the closing of the acquisition, the Company's new officers and directors were as follows:

       Danny L. McGill - President, Chief Executive Officer and Director
       Kevin McGrath   - Director
       Jeffrey Lim     - Secretary and Director

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on July 20, 2000, the Company acquired all of the issued and outstanding common stock of ITV, Inc. ("ITV") in exchange for shares of the Company's Common Stock. The acquisition of ITV (accounting acquirer) by the Company (nonoperating shell) is considered in substance to be a capital transaction and is accounted for in a manner similar to a reverse acquisition.

     Since its formation in 1997, ITV has concentrated on the largely untapped Asian marketplace; however, the Company is currently entering the U.S. through several strategic relationships. ITV began with a focus on advertising, generating $3 million in revenues in its first year. Maintaining the advertising division, now labeled ITV Services, the Company then began producing television content. ITV has further expanded its vision into becoming a forerunner in content provision, not just for TV, but for interactive programming via the Internet and Broadband technologies. The Company has evolved into a dynamic source for content needs in any area of programming. ITV Services has a strong foothold in the advertising arena, servicing Multi-National companies such as Sony Music and Prudential Insurance.

MANAGEMENT OF ITV

     The following table sets forth the names and positions of the directors and executive officers of ITV:


           Name           Age                 Position
           ----           ---                 --------


     Danny L. McGill      39      President, Chief Executive Officer
                                  and Director

     Kevin McGrath        __      Director

     Jeffrey Lim          29      Secretary and Director

     The following sets forth biographical information concerning ITV's directors and executive officers.

     DANNY L. MCGILL - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. McGill has served as President, CEO and a Director of Interruption Television, Inc. (the "Company") since July 20, 2000, when the Company acquired ITV, Inc., a Nevada corporation. He has served as President and a director of ITV since it was founded in May 2000 to acquire Interruption Television Pte Ltd, a Singapore corporation, which was formed by Mr. McGill in September 1997.

     Mr. McGill was born in Okinawa, Japan, to a Chinese mother and an Irish American father. He spread his early years between Asia, North America, South America and Europe.

     Mr. McGill obtained his BFA at London's St. Martin's School of Design. After graduation he went to work for Flamingo Knitwear in London as head designer. After a year he formed his own business, Robert Maxwell Menswear. From there he returned to Asia to work for the Beijing Automation Institute where he set up three turnkey suit manufacturing plants, all within one year.

Chauvin International, a US menswear company, then recruited him. It was there that he created the highly successful line, B.U.M. Equipment. He spent a further six years as Vice President of Design and Marketing for several large garment companies including the popular line, Bugle Boy.

     During Mr. McGill's early college years in Los Angeles he would play in clubs in Los Angeles in his off time. It was there that MTV discovered his Pan-Asian appeal and offered him a position with soon-to-launch MTV Asia. He spent the next several years as on-camera talent as well as the single most productive producer in the company. He was instrumental in launching MTV Asia in 1991 under the Star TV banner. He then launched Channel [V] for News Corp. and finally MTV India in 1996.

     KEVIN MCGRATH - DIRECTOR. Mr. McGrath has served as a Director of Interruption Television, Inc. since July 20, 2000. He is a Chartered Accountant who worked as a manager for Arthur Andersen & Co. from 1984 to 1987. He was the manager of the Hong Kong office of KPMG Peat Marwick from 1987 to 1992. From 1992 until 1999, he served as CFO and a Partner of Global Strategy Consulting House which performed consulting services for a number of Fortune 500 companies. Since 1999, he has been a partner in a venture capital firm.

     JEFFREY LIM - SECRETARY AND DIRECTOR. Mr. Lim has served as Secretary and a Director of Interruption Television since July 20, 2000. He has served as Director of Business Development for Interruption Television Pte Ltd since it was formed in 1997.

     Mr. Lim was born in Canada and was raised there until the age of 10 when his family migrated to Singapore. Upon reaching the age of 17, he received a scholarship to Queen's University in Kingston, Ontario, Canada. However, after a year of pre-medical studies, he left to study law at King's College in London, where he graduated with honors.

     Upon graduation, he returned to Singapore where he took up a position with the Kuok Group of Companies as legal counsel, dealing primarily with corporate law issues for Pacific Carriers Ltd, Kuok Singapore Ltd and Kuok Oils and Grains. Expressing a desire to be more hands-on with company operations and marketing, he was placed with Royal Ahold - Kerry, a Kuok subsidiary company, as executive assistant to the Executive committee, which handled the acquisition of property, set up and management of the TOPs supermarket chain.

     He left the Kuok Group to help start Interruption Television Pte Ltd in
1997.

ITEM 5.   OTHER EVENTS.

     On July 20, 2000, the Company's shareholders approved a one for three (1 for 3) reverse split of the outstanding shares of the Company. This reverse split was effective on the commencement of trading Thursday, July 20, 2000. In connection with this split the Company has agreed to round up all fractional shares to the next whole share.

     The Company's shareholders also approved an amendment to the Company's Articles of Incorporation to change the name of the Company to Interruption Television, Inc. In addition, the shareholders approved an increase in the number of authorized shares of common stock from 5 million shares of $.001 par value common stock to 50 million shares of $.001 par value common stock. The Articles of Amendment reflecting these changes were filed with the Nevada Secretary of State's office on July 20, 2000, and a copy of these Articles of Amendment is filed as Exhibit 3.2 hereto.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for ITV are not yet available, and will be filed by amendment on or before October 3, 2000.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-K is not yet available, and will be filed by amendment on or before October 3, 2000.

     (c)  EXHIBITS.

          Exhibit 10 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   INTERRUPTION TELEVISION, INC.



Dated: August 4, 2000               By:/s/ Danny McGill
                                       Danny McGill, President